Press Release For immediate release

Invesco Ltd. Announces June 30, 2008 Assets Under Management
Contact: Aaron Uhde     Phone:  404 479 2956

Atlanta, July 9, 2008

Invesco Ltd. (NYSE: IVZ) today reported preliminary month-end assets under management of $461.3 billion.

	Ending Assets Under Management
(In billions)	June 30, 2008 (a)	May 31, 2008	April 30, 2008	March 31, 2008
Total AUM ex Money Market	$372.1	$399.3	$394.1	$383.0
Money Market (b)	$89.2	$92.4	$86.7	$87.3
Total	$461.3	$491.7	$480.8	$470.3

(a)	Preliminary – subject to adjustment.
(b)	Money Market assets include both retail and institutional money market assets.

Invesco is a leading independent global investment management company, dedicated to helping people worldwide build their financial security. By delivering the combined power of our distinctive worldwide investment management capabilities, including AIM, Atlantic Trust, Invesco, Perpetual, PowerShares, Trimark, and WL Ross, Invesco provides a comprehensive array of enduring investment solutions for retail, institutional and high net worth clients around the world. Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.